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                                                                    EXHIBIT 23.5

                         CONSENT OF CARSTEN S. ANDERSEN

     I hereby consent (i) to being named in the Registration Statement on Form S-4 (the "Form S-4") of Fritz Companies, Inc. as a person intended to be appointed as a director of Fritz Companies, Inc., (ii) to this letter being filed as an exhibit to the Form S-4 and (iii) to the use of my name and biographical information in the Form S-4 and the reference therein to this letter.

                                          Very truly yours,

                                          /s/ CARSTEN S. ANDERSEN

                                          Carsten S. Andersen

March 3, 1995